Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Park Ha Biological Technology Co., Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Ordinary Shares, par value $0.00002 per Ordinary Share	(1)	457(o)		$	$4,000,000.00	0.0001531	$612.40
Fees to be Paid	Equity	Pre-Funded Warrants to purchase Ordinary Shares	(2)	Other			0.00	0.0001531	0.00
Fees to be Paid	Equity	Ordinary Shares underlying Pre-Funded Warrants	(3)	457(o)			0.00	0.0001531	0.00
Fees Previously Paid	Equity	Common Warrants to purchase Ordinary Shares	(4)	Other			0.00	0.0001531	0.00
Fees Previously Paid	Equity	Ordinary Shares underlying the Common Warrants	(5)	457(o)			4,800,000.00	0.0001531	734.88
Fees to be Paid	Equity	Common Warrants to be issued to the placement agent	(6)	Other			0.00	0.0001531	0.00
Fees to be Paid	Equity	Ordinary Shares underlying Common Warrants to be issued to the placement agent	(7)	457(o)		$	$240,000.00	0.0001531	$36.74

Total Offering Amounts:							$9,040,000.00		1,384.02
Total Fees Previously Paid:									1,347.28
Total Fee Offsets:									0.00
Net Fee Due:									$36.74

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

The proposed maximum aggregate offering price of the Ordinary Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants (“Pre-Funded Warrants”) sold in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Shares and Pre-Funded Warrants (including the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $4,000,000.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

The proposed maximum aggregate offering price of the Ordinary Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants (“Pre-Funded Warrants”) sold in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Shares and Pre-Funded Warrants (including the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $4,000,000.

No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

The proposed maximum aggregate offering price of the Ordinary Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants (“Pre-Funded Warrants”) sold in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Shares and Pre-Funded Warrants (including the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $4,000,000.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(7)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).